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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

We consent to the use of our reports dated February 20, 2004, with respect to the consolidated balance sheets of Yellow Roadway Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2003, and with respect to the related financial statement schedule, which reports appear in the Yellow Roadway Corporation Annual Report on Form 10-K, incorporated herein by reference; and to the reference to our firm under the heading "Experts" in Post Effective Amendment No. 7 to the Registration Statement on Form S-3.

Our report on the consolidated financial statements contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.


KPMG LLP

Kansas City, Missouri
May 5, 2004